Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Savings Plan Committee
 Pfizer Savings Plan for Employees Resident in Puerto Rico:

We consent to the incorporation by reference in the Registration Statements on Form S-8 dated November 18, 1991 (File No. 33-44053), June 19, 2000 (File No. 333-39610), March 1, 2007 (File No. 333-140987), and October 16, 2009 (File No. 333-162520) of our report dated June 23, 2016, with respect to the statements of net assets available for plan benefits of the Pfizer Savings Plan for Employees Resident in Puerto Rico as of December 31, 2015 and 2014, the related statements of changes in net assets available for plan benefits for the years then ended, and the supplemental schedules of Schedule H, Line 4i - Schedule of Assets (Held at End of Year) as of December 31, 2015 and Schedule H, Line 4j - Schedule of Reportable Transactions for the Year Ended December 31, 2015, which report appears in the Annual Report on Form 11-K for the Pfizer Savings Plan for Employees Resident in Puerto Rico for the fiscal year ended December 31, 2015.

/s/ KPMG LLP

Memphis, Tennessee
 June 23, 2016

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